Exhibit 99-2 Fiscal Year 2003 Business Segment Information

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
Fiscal Year 2003 — Business Segment Information
(Amounts in Millions)

PRIOR STRUCTURE — SEGMENT INFORMATION

	Quarters Ended
	Sept. 30	Dec. 31	Mar. 31	Jun. 30	Total Year
BEAUTY CARE
Net Sales	3,123	2,997	3,026	3,075	12,221
Earnings Before Income Taxes	804	731	685	679	2,899
Net Earnings	548	507	463	466	1,984
HEALTH CARE
Net Sales	1,410	1,567	1,428	1,391	5,796
Earnings Before Income Taxes	275	374	227	158	1,034
Net Earnings	196	253	147	110	706
BABY AND FAMILY CARE
Net Sales	2,426	2,526	2,473	2,508	9,933
Earnings Before Income Taxes	400	443	334	271	1,448
Net Earnings	241	276	200	165	882
FABRIC AND HOME CARE
Net Sales	3,132	3,102	3,061	3,265	12,560
Earnings Before Income Taxes	809	768	752	751	3,080
Net Earnings	547	514	499	499	2,059
SNACKS AND BEVERAGES
Net Sales	822	881	756	779	3,238
Earnings Before Income Taxes	122	168	87	83	460
Net Earnings	91	110	50	55	306
CORPORATE
Net Sales	(117)	(68)	(88)	(98)	(371)
Earnings Before Income Taxes	(272)	(305)	(229)	(585)	(1,391)
Net Earnings	(159)	(166)	(86)	(340)	(751)
TOTAL
Net Sales	10,796	11,005	10,656	10,920	43,377
Earnings Before Income Taxes	2,138	2,179	1,856	1,357	7,530
Net Earnings	1,464	1,494	1,273	955	5,186

NEW STRUCTURE — SEGMENT INFORMATION

	Quarters Ended
	Sept. 30	Dec. 31	Mar. 31	Jun. 30	Total Year
BEAUTY CARE
Net Sales	3,123	2,997	3,026	3,075	12,221
Earnings Before Income Taxes	791	718	673	667	2,849
Net Earnings	538	495	450	455	1,938
HEALTH CARE
Net Sales	1,410	1,567	1,428	1,391	5,796
Earnings Before Income Taxes	265	365	218	149	997
Net Earnings	190	246	139	103	678
BABY AND FAMILY CARE
Net Sales	2,426	2,526	2,473	2,508	9,933
Earnings Before Income Taxes	398	442	334	269	1,443
Net Earnings	239	274	196	164	873

TOTAL HEALTH, BABY AND FAMILY CARE
Net Sales	3,836	4,093	3,901	3,899	15,729
Earnings Before Income Taxes	663	807	552	418	2,440
Net Earnings	429	520	335	267	1,551
FABRIC AND HOME CARE
Net Sales	3,132	3,102	3,061	3,265	12,560
Earnings Before Income Taxes	807	766	751	749	3,073
Net Earnings	544	511	496	496	2,047
SNACKS AND COFFEE
Net Sales	666	769	620	616	2,671
Earnings Before Income Taxes	107	178	82	70	437
Net Earnings	76	122	52	41	291

TOTAL HOUSEHOLD CARE
Net Sales	3,798	3,871	3,681	3,881	15,231
Earnings Before Income Taxes	914	944	833	819	3,510
Net Earnings	620	633	548	537	2,338
CORPORATE
Net Sales	39	44	48	65	196
Earnings Before Income Taxes	(230)	(290)	(202)	(547)	(1,269)
Net Earnings	(123)	(154)	(60)	(304)	(641)
TOTAL
Net Sales	10,796	11,005	10,656	10,920	43,377
Earnings Before Income Taxes	2,138	2,179	1,856	1,357	7,530
Net Earnings	1,464	1,494	1,273	955	5,186